UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 25, 2008

PATRIOT GOLD CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-32919	86-0947048
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501-1775 Bellevue Avenue
West Vancouver, B.C., Canada V7V 1A9
(Address of Principal Executive Offices)

(Zip Code)

(604) 925-5257
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section – Registrant’s Business and Operations
Item 1.01. Termination of a Material Definitive Agreement.

On January 29, 2008, Patriot Gold Corp. (the “Company”) entered into an Assignment and Assumption Agreement (the “Agreement”) with American Goldrush Corp., a Canadian corporation (“American Goldrush”), to acquire the exclusive option to an undivided right, title and interest in certain unpatented Federal mining claims located in the Oro Blanco Mining District of Santa Cruz County, Arizona (the “Property”). American Goldrush had originally acquired its exclusive option on the Property on July 14, 2006, when it entered into a Property Option Agreement (the “Property Agreement”) with James Sorrell, the owner of the Property.

Effective July 25, 2008, the Company terminated the Property Agreement on the Margarita Property and as a result no longer maintains any interest in the Margarita Property.

Section 9 - Financial Statements and Exhibits
Item 9.01                      Financial Statements and Exhibits

(a) Financial Statements of business acquired.    Not applicable
(b) Pro forma financial information.                        Not applicable
(c) Exhibits                                                                 Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRIOT GOLD CORP.

Dated:	July 25, 2008	By:	/s/ Robert Coale
Name:			Robert Coale

Title:			Chairman, President, Chief Executive Officer, Chief Operating Officer, Secretary and Director